 EXHIBIT 32.1 – SECTION 1350 CERTIFICATIONS

Certifications Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

I, Gianluca Cicogna Mozzoni, President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of Lone Pine Holdings, Inc. (the “Company”), certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

(1)
the Annual Report on Form 10-K of the Company for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 21, 2012

/s/ Gianluca Cicogna Mozzoni
Gianluca Cicogna Mozzoni
President, Chief Executive Officer, Chief Financial Officer, Treasurer and Secretary